EXHIBIT 23



                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Richardson Electronics, Ltd. Stock Option Plan for Non-Employee Directors of our report dated July 12, 1995, with respect to the consolidated financial statements and schedule of Richardson Electronics, Ltd. included or incorporated by reference in its Annual Report on form 10-K for the year ended May 31, 1995.


                              Ernst & Young LLP

May 16, 1996